Exhibit 5.1

WILMINGTON RODNEY SQUARE

October 18, 2016

WidsomTree Continuous Commodity Index Fund

WidsomTree Continuous Commodity Index Master Fund

c/o GreenHaven Commodity Services, LLC

245 Park Avenue, 35th Floor

New York, New York 10167

Re:	WidsomTree Continuous Commodity Index Fund

WidsomTree Continuous Commodity Index Master Fund

Ladies and Gentlemen:

We have acted as Delaware counsel to WidsomTree Continuous Commodity Index Fund (the “Index Fund”) and WidsomTree Continuous Commodity Index Master Fund (the “Master Fund”), each a Delaware statutory trust, solely for the purpose of delivering this opinion letter. This opinion letter is being delivered to you at your request. Capitalized terms used but not otherwise defined in this letter have the meanings assigned thereto in the respective Trust Agreements (as defined below), as applicable, except that reference in this letter to any document shall mean such document as in effect on the date hereof.

For purposes of this letter, our review of documents has been limited to the review of originals or copies furnished to us of the following documents:

(a)	the Certificate of Trust of the Index Fund, as filed in the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on October 27, 2006, as amended January 4, 2016 (as so amended, the “Index Fund Certificate of Trust”);

(b)	the Certificate of Trust of the Master Fund, as filed in the Office of the Secretary of State on October 27, 2006, as amended January 4, 2016 (as so amended, the “Master Fund Certificate of Trust”);

(c)	the Declaration of Trust and Trust Agreement of the Index Fund, dated as of October 27, 2006 and amended on July 29, 2007, by and among GreenHaven Commodity Services, LLC, CSC Trust Company of

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YOUNG CONAWAY STARGATT & TAYLOR, LLP

WidsomTree Continuous Commodity Index Fund

WidsomTree Continuous Commodity Index Master Fund

October 18, 2016

Delaware (“CSCTC”), and the unitholders from time to time thereunder, as further amended as of January 4, 2016 (as so amended and further amended, the “Index Fund Trust Agreement”) by Wisdom Tree Commodity Services, LLC, as successor Index Fund Managing Owner (the “Index Fund Managing Owner”);

(d)	the Declaration of Trust and Trust Agreement of the Master Fund, dated as of October 27, 2006 and amended on July 29, 2007, by and among GreenHaven Commodity Services, LLC, CSCTC, and the Index Fund, as further amended as of January 4, 2016 (as so amended and further amended, the “Master Fund Trust Agreement,” and together with the Index Fund Trust Agreement, the “Trust Agreements”) by Wisdom Tree Commodity Services, LLC, as successor Master Fund Managing Owner (the “Index Fund Managing Owner”);

(e)	a Certificate of Good Standing for the Index Fund, dated October 4, 2016 and issued by the Secretary of State; and

(f)	a Certificate of Good Standing for the Master Fund, dated October 4, 2016 and issued by the Secretary of State.

For purposes of this letter, we have not reviewed any documents other than the documents referenced in paragraphs (a) through (f) above. In particular, we have not reviewed and express no opinion as to any other document that is referred to in, incorporated by reference into, or attached (as an exhibit, schedule, or otherwise) to any of the documents reviewed by us. The opinions in this letter relate only to the documents specified in such opinions, and not to any exhibit, schedule, or other attachment to, or any other document referred to in or incorporated by reference into, any of such documents. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions in this letter. We have conducted no factual investigation of our own, and have relied solely upon the documents reviewed by us, the statements and information set forth in such documents, certain statements of governmental authorities and others, and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate in all respects and none of which we have investigated or verified.

Based upon and subject to the foregoing and subject to the assumptions, exceptions, qualifications, and limitations in this letter, it is our opinion that:

1. The Index Fund has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “DST Act”).

YOUNG CONAWAY STARGATT & TAYLOR, LLP

WidsomTree Continuous Commodity Index Fund

WidsomTree Continuous Commodity Index Master Fund

October 18, 2016

2. The Master Fund has been duly formed and is validly existing in good standing as a statutory trust under the DST Act.

3. When and to the extent issued by the Index Fund Managing Owner pursuant to the Index Fund Trust Agreement and sold in accordance with the provisions of the applicable purchase or subscription agreement, the whole or fractional common units of undivided beneficial interest in the Index Fund (the “Units,” as defined in the Index Fund Trust Agreement) will be validly issued beneficial interests in the Index Fund. Under the DST Act, Unitholders (as defined in the Index Fund Trust Agreement) have no obligation to make further payments for their purchase of Units or contributions to the Index Fund solely by reason of their ownership of Units, except (i) as provided in the Index Fund Trust Agreement and any applicable purchase or subscription agreement and (ii) for their obligation to repay any funds wrongfully distributed to them.

4. When and to the extent issued by the Master Fund Managing Owner pursuant to the Master Fund Trust Agreement and sold in accordance with the provisions of the applicable purchase or subscription agreement, the whole or fractional common units of undivided beneficial interest in the Master Fund (the “Shares,” as defined in the Master Fund Trust Agreement) will be validly issued beneficial interests in the Master Fund. Under the DST Act, Limited Owners (as defined in the Master Fund Trust Agreement) have no obligation to make further payments for their purchase of Shares or contributions to the Master Fund solely by reason of their ownership of Shares, except (i) as provided in the Master Fund Trust Agreement and any applicable purchase or subscription agreement and (ii) for their obligation to repay any funds wrongfully distributed to them.

5. Under Section 3803 of the DST Act Unitholders of the Index Fund are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law, 8 Del. C. § 101 et seq., except to the extent otherwise provided in the Index Fund Trust Agreement.

6. Under Section 3803 of the DST Act Limited Owners of the Master Fund are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law, 8 Del. C. § 101 et seq., except to the extent otherwise provided in the Master Fund Trust Agreement.

The opinions in this letter are subject to the following assumptions, exceptions, qualifications, and limitations, in addition to those above:

A. The opinions in this letter are limited to the laws of the State of Delaware (other than securities laws and tax laws, and rules, regulations, orders, and decisions relating thereto), and we have not considered, and express no opinion on the effect of,

YOUNG CONAWAY STARGATT & TAYLOR, LLP

WidsomTree Continuous Commodity Index Fund

WidsomTree Continuous Commodity Index Master Fund

October 18, 2016

concerning matters involving, or otherwise with respect to any other laws of any jurisdiction (including, without limitation, federal laws of the United States of America), or rules, regulations, orders, or decisions relating thereto.

B. The opinions in this letter are subject to: (i) bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent transfer, fraudulent conveyance, preferential transfer, liquidation, and similar laws relating to or affecting rights and remedies of creditors generally; (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law, and including, without limitation, applicable law relating to fiduciary duties); (iii) standards of good faith, fair dealing, course of dealing, course of performance, materiality, and reasonableness that may be applied by a court, considerations of public policy, and the exercise of judicial discretion; and (iv) federal or state securities law and public policy considerations relating to indemnification or contribution.

C. We have assumed: (i) the due incorporation or due formation, as the case may be, due organization, and valid existence in good standing of each of the parties and each of the signatories (other than natural persons) to the documents reviewed by us under the laws of all relevant jurisdictions, and that none of such parties or signatories has dissolved; (ii) the due authorization, execution, and delivery (and, as applicable, filing) of each of such documents by each of such parties and signatories; (iii) that each of such parties and signatories had and has the power and authority to execute, deliver, and perform (and, as applicable, file) such documents; and (iv) the legal capacity of all relevant natural persons.

D. We have assumed that: (i) all signatures on all documents reviewed by us are genuine; (ii) all documents furnished to us as originals are authentic; (iii) all documents furnished to us as copies or specimens conform to the originals thereof; (iv) all documents furnished to us in final draft or final or execution form have not been terminated, rescinded, altered, or amended, are in full force and effect, and conform to the final, executed originals of such documents; and (v) each document reviewed by us constitutes the entire agreement among the parties thereto with respect to the subject matter thereof (including without limitation that the Index Fund Trust Agreement constitutes the entire “governing instrument” (as defined in Section 3801(f) of the DST Act) of the Index Fund as in effect on the date hereof, and that the Master Fund Trust Agreement constitutes the entire “governing instrument” (as defined in Section 3801(f) of the DST Act) of the Master Fund as in effect on the date hereof.

E. We have assumed: (i) that the Index Fund Certificate of Trust and the Index Fund Trust Agreement will be in full force and effect, without amendment or modification, at the time any Units are issued; (ii) that any Units will be issued in accordance with the terms of the Index Fund Trust Agreement and any relevant purchase or subscription agreement (including, without limitation, payment to the Index Fund, and receipt by the Index Fund, of the full consideration or purchase price therefor and any applicable transaction fee).

YOUNG CONAWAY STARGATT & TAYLOR, LLP

WidsomTree Continuous Commodity Index Fund

WidsomTree Continuous Commodity Index Master Fund

October 18, 2016

F. We have assumed: (i) that the Master Fund Certificate of Trust and the Master Fund Trust Agreement will be in full force and effect, without amendment or modification, at the time any Shares are issued; (ii) that any Shares will be issued in accordance with the terms of the Master Fund Trust Agreement and any relevant purchase or subscription agreement (including, without limitation, payment to the Master Fund, and receipt by the Master Fund, of the full consideration or purchase price therefor and any applicable transaction fee).

We understand that you will rely as to matters of Delaware law upon this opinion letter in connection with the matters set forth herein, and consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement. Such consent shall not be deemed an admission that we are experts within the meaning of Section 7 of the Securities Act of 1933, as amended, or any rules, regulations, orders, or decisions relating thereto. Except as stated above, without our prior written consent, this opinion letter may not be furnished or quoted to, or relied upon by, any other person or relied upon for any other purpose.

In addition, the opinions in this letter are limited to the opinions expressly stated in numbered paragraphs 1 through 6 of this letter, and no other opinions may be inferred beyond such matters expressly stated.

Very truly yours,

/s/ Young Conaway Stargatt & Taylor, LLP

NMP/amm